                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section 240.14a-12

                                       FIRST MARINER BANCORP
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD TUESDAY, MAY 1, 2001, AT 7:45 A.M.
                                       AT
                             FIRST MARINER BANCORP
                             1801 S. CLINTON STREET
                           BALTIMORE, MARYLAND 21224

    The Annual Meeting of Stockholders of First Mariner Bancorp, a Maryland corporation, will be held on May 1, 2001, at 7:45 a.m., local time, at First Mariner Bancorp, 1801 S. Clinton Street, Baltimore, Maryland 21224 to consider and vote upon:

    1. The election of four directors, to serve until the Annual Meeting of Stockholders to be held in 2004, and until their successors are duly elected and qualified.

    2. To consider and act on a stockholder proposal regarding the declassification of the board of directors.

    3. Any other matters that may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on March 16, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof. Accompanying this notice is a proxy statement and proxy card. Whether or not you plan to attend the meeting, please indicate your choices on the matters to be voted upon, date and sign the enclosed proxy and return it to our transfer agent, American Stock Transfer & Trust Company, in the enclosed postage-paid return envelope. You may revoke your Proxy at any time prior to or at the meeting by voting at the meeting or by timely and proper delivery prior to the meeting of a duly executed later-dated proxy.

    You are cordially invited to attend the meeting in person.

                                          By Order of the Board of Directors,

                                          Eugene A. Friedman
                                          SECRETARY

April 6, 2001

                             FIRST MARINER BANCORP
                           1801 SOUTH CLINTON STREET
                           BALTIMORE, MARYLAND 21224

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                TO BE HELD ON TUESDAY, MAY 1, 2001 AT 7:45 A.M.

                            ------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

    The enclosed proxy is solicited by the Board of Directors of First Mariner Bancorp (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on May 1, 2001 at First Mariner Bancorp, 1801 S. Clinton Street, Baltimore, Maryland 21224. The proxy is revocable at any time prior to or at the Meeting by voting at the Meeting or by timely and proper delivery prior to the Meeting of a duly executed later-dated proxy. In addition to solicitation by mail, proxies may be solicited by officers, directors and employees of the Company who will not be specifically compensated for soliciting such proxies. The cost of soliciting proxies will be borne by the Company and may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. Brokers and other persons will be reimbursed for their reasonable expenses in forwarding proxy materials to beneficial owners of the common stock of the Company registered in names of nominees. This proxy material is being sent to the Company's stockholders on or about April 6, 2001.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    Stockholders of record at the close of business on March 16, 2001 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of the close of business on that date, there were outstanding and entitled to vote 3,610,808 shares of common stock, $.05 par value ("Common Stock"), each of which is entitled to one vote.

    The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote of a majority of all shares voted at the Meeting is sufficient to carry motions presented with respect to Proposals One and Two described in this Proxy Statement. An abstention or broker non-vote is included for purposes of determining the presence or absence of a quorum for the transaction of business but is not included in calculating votes cast with respect to the Proposals. The Company designates individuals to serve as the Inspectors of Elections for purposes of tallying shares voted who will be present at the Meeting.

    All proxies will be voted as directed by the stockholder on the proxy card. A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions):

    - FOR the nominees for directors named below.

    - AGAINST the stockholder proposal to declassify the board of directors.

    - If other matters are properly presented at the meeting, persons named as the proxies will have discretion to vote on those matters according to their best judgment.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following sets forth information as of the Record Date relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock; (ii) each of the Company's directors and director nominees; and
(iii) all directors and executive officers of the Company as a group. Unless otherwise noted below, the persons named in the table have sole investment powers with respect to each of the shares reported as beneficially owned by such person. The address of each person named below is the address of the Company.

NAME AND ADDRESS                                              NUMBER OF SHARES   PERCENT OF CLASS(1)
----------------                                              ----------------   -------------------
Edwin F. Hale, Sr.(2).......................................     1,147,599              27.6%

Barry B. Bondroff(3)........................................        49,111               1.4%

Edith B. Brown(4)...........................................         2,000               0.1%

Rose M. Cernak(5)...........................................        41,031               1.1%

Joseph A. Cicero(6).........................................        52,914               1.5%

Howard Friedman(7)..........................................        28,100               0.8%

Bruce H. Hoffman(8).........................................        71,193               2.0%

Melvin S. Kabik(9)..........................................        28,851               0.8%

Michael J. Lynch............................................         2,050               0.1%

George H. Mantakos(10)......................................        64,197               1.8%

Jay J.J. Matricciani(11)....................................        49,241               1.4%

James P. O'Conor, Jr.(12)...................................        39,280               1.1%

John J. Oliver, Jr..........................................           100               0.0%

Patricia Schmoke, MD........................................           100               0.0%

Hanan Y. Sibel(13)..........................................        41,976               1.2%

Leonard Stoler(14)..........................................        53,090               1.5%

Michael R. Watson...........................................            35               0.0%

All directors and executive officers as a group (18
  persons)(15)..............................................     1,694,459              39.7%

------------------------

 (1) Includes shares of Common Stock subject to options and warrants held by the named individual which are exercisable as of or within 60 days of the Record Date.

 (2) Includes warrants to purchase 408,839 shares and options to purchase 145,334 shares and 2,530 shares in his Individual Retirement Account.

 (3) Includes 37,408 shares in his Individual Retirement Account, 6,297 shares held jointly with his wife, 420 shares owned by his son in which he may be deemed to have beneficial ownership, warrants to purchase 3,666 shares and options to purchase 1,320 shares.

 (4) Includes 1,000 shares in an Individual Retirement Account and 1,000 shares in an Individual Retirement Account owned by her husband in which she may be deemed to have beneficial ownership.

 (5) Includes 1,000 Individual Retirement Account shares held jointly with her husband, 4,000 shares owned by her husband in his Individual Retirement Account in which she may be deemed to have beneficial ownership, 3,500 shares held by Olde Obrycki's Crab House, Inc., of which she is the owner, and 100 shares owned by her granddaughter in which she may be deemed to have beneficial ownership; also includes warrants to purchase 3,666 shares and options to purchase 1,210 shares.

 (6) Includes options to purchase 21,500 shares.

 (7) Includes 10,440 shares owned by his son and 10,440 shares owned by his daughter in which he may be deemed to have beneficial ownership.

 (8) Includes 18,050 shares held jointly with his wife and 3,430 shares held in an Individual Retirement Account for his wife in which he may be deemed to have beneficial ownership; also includes warrants to purchase 3,666 shares and options to purchase 1,320 shares.

 (9) The Board of Directors has appointed Mr. Kabik director emeritus. Includes 11,000 shares held jointly with his wife, includes 6,515 in an Individual Retirement Account and 6,515 in an Individual Retirement Account in the name of his wife in which he may be deemed to have beneficial ownership. also includes warrants to purchase 3,666 shares and options to purchase 1,100 shares.

(10) Includes 30,500 shares held in an Individual Retirement Account and 1,100 shares held jointly with his wife; also includes warrants to purchase 5,500 shares and options to purchase 25,883 shares.

(11) Includes 22,000 shares held jointly with his wife, 11,200 shares held in an Individual Retirement Account, and 11,000 shares held by Matro Properties, of which he is a partner; also includes warrants to purchase 3,666 shares and options to purchase 1,320 shares.

(12) Includes warrants to purchase 11,000 shares and options to purchase 1,100 shares.

(13) Includes 26,100 shares held jointly with his wife, warrants to purchase 3,666 shares and options to purchase 1,210 shares.

(14) Includes warrants to purchase 5,500 shares and options to purchase 990 shares.

(15) Includes warrants to purchase 452,835 shares and options to purchase 203,287 shares.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

    The Board proposes the election of the four directors named below, to hold office for a three year term until the Annual Meeting of Stockholders to be held in the year 2004 and until the election and qualification of their successors. All of the nominees are currently directors of the Company. The directors whose terms have not expired will continue to serve as directors until the expiration of their respective terms in accordance with the Company's Charter and By-Laws. It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Meeting, proxies that do not withhold authority to vote for the nominees listed below will be voted for another nominee, or nominees, selected by the Board of Directors. The Board of Directors of the Company recommends that stockholders vote FOR election of all nominees.

    Information concerning the persons nominated for election and for those directors whose term of office will continue after the Meeting is set forth below.

                       NOMINEES FOR ELECTION AS DIRECTORS

TERM TO EXPIRE IN 2004

NAME                                                          AGE      DIRECTOR SINCE
----                                                        --------   --------------
Edith B. Brown............................................     67           1998

Rose M. Cernak............................................     70           1995

George H. Mantakos........................................     58           1994

Michael R. Watson.........................................     58           1998

    EDITH B. BROWN has served as the Director of Public and Community Relations at Centre Management, a sports and entertainment arena, since 1979.

    ROSE M. CERNAK has been the owner and president of Olde Obrycki's Crab House, Inc., since 1995. Prior thereto, Ms. Cernak acted as a general manager and vice president of Obrycki's. She is a former member of the Board of Directors of Baltimore Bancorp.

    GEORGE H. MANTAKOS is Executive Vice President of the Company, and the President of First Mariner Bank (the "Bank"). Mr. Mantakos previously served as President of the Company and Chief Executive Officer for the Bank. Prior thereto, Mr. Mantakos was a founder and organizer of Maryland Bank, FSB, the predecessor of the Bank.

    MICHAEL W. WATSON has served as the President of the Association of Maryland Pilots since 1983.

                              CONTINUING DIRECTORS

TERM TO EXPIRE IN 2003

NAME                                                          AGE      DIRECTOR SINCE
----                                                        --------   --------------
Joseph A. Cicero..........................................     56           1996

Howard Friedman...........................................     35           1999

Jay J.J. Matricciani......................................     59           1995

John J. Oliver, Jr........................................     55           1997

Hanan Y. Sibel............................................     69           1995

Leonard Stoler............................................     70           1995

    JOSEPH A. CICERO is the President of the Company and Chief Operating Officer of the Bank. Mr. Cicero was Maryland Area President of First Union Bank during 1996 and Maryland Area President for First Fidelity Bank from November, 1994 to December, 1995. Prior thereto, he was Executive Vice President and Chief Financial Officer and Director of Baltimore Bancorp from January, 1992 to November, 1994.

    HOWARD FRIEDMAN has been the Chairman of Circa Capital, since 1997. From 1987 to 1997 he was the Publisher and CEO of Watermark Press, Inc.

    JAY J.J. MATRICCIANI has served as president of The Matricciani Company, a utility and paving contractor, since 1992. He is also a partner of Matro Properties, a heavy equipment rental company.

    JOHN J. OLIVER, JR. is the CEO and Publisher of the Afro-American
Newspapers.

    HANAN Y. SIBEL is the chief executive officer of Sibel Enterprises and Vice President of Nyberg & Assoc. He had previously served as Chairman/CEO of MAI-Chaimson, Inc., a food distribution company.

    LEONARD STOLER has been the owner and president of Len Stoler Inc., an automobile dealership, since 1968.

TERM TO EXPIRE IN 2002

NAME                                                          AGE      DIRECTOR SINCE
----                                                        --------   --------------
Edwin F. Hale, Sr.........................................     54           1995

Barry B. Bondroff.........................................     52           1995

Bruce H. Hoffman..........................................     53           1995

James P. O'Conor, Jr......................................     72           1995

Patricia Schmoke, MD......................................     47           1999

    EDWIN F. HALE, SR. is Chairman and Chief Executive Officer of the Company and of the Bank. He also is Chairman and Chief Executive Officer of Hale
Trans, Inc., the parent company of Hale Intermodal Transport Co., private Baltimore-based trucking and shipping company which he founded in 1975, respectively. He is the Chairman and Chief Executive Officer of Hale Trucks of Maryland, LLC, the parent company of Peterbilt of Central Maryland, LLC, organized in 1997. He is also the Chairman of the Baltimore Blast Corp., an indoor soccer franchise. Mr. Hale is the former Chairman of the Board and Chief Executive Officer of Baltimore Bancorp, which is now First Union Bancorp.

    BARRY B. BONDROFF has been the managing officer of Grabush, Newman & Co., P.A. a certified public accounting firm, since 1982. Mr. Bondroff is a member of the American Institute of Certified Public Accountants, and is a former member of the Board of Directors of Baltimore Bancorp.

    BRUCE H. HOFFMAN is Vice President with Gilbane Contractors, a building company. He had previously served as the executive director of the Maryland Stadium Authority from 1989 until 1999. He is a former member of the Board of Directors of Baltimore Bancorp.

    JAMES P. O'CONOR, JR. has served as chairman and chief executive officer of O'Conor, Piper & Flynn, a real estate brokerage company, since 1984. He is a former member of the Board of Directors of Baltimore Bancorp.

    PATRICIA SCHMOKE, MD is a practicing pediatrician.

                         BOARD MEETINGS AND COMMITTEES

    The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. During 2000, the Board of Directors met twelve times, the Audit Committee met four times, and the Compensation Committee met two times. Each director attended seventy-five percent or more of all meetings of the Board of Directors and committees of the Board on which he or she served.

    The Executive Committee of the Board of Directors serves as the Nominating Committee. The Executive Committee consists of Edwin F. Hale, Sr. (Chairman), Barry B. Bondroff, Joseph A. Cicero, Bruce H. Hoffman, Michael Watson, Jay J.J. Matricciani and George H. Mantakos. In its capacity as the Nominating Committee, the Executive Committee selects qualified persons as nominees for election by the stockholders to the Company's Board of Directors. Its recommendations are presented to the Board of Directors at regularly scheduled meetings. The Executive Committee will also consider those recommendations by stockholders which are submitted in writing to the Secretary of the Corporation, giving the recommended candidates name, biographical data and qualifications. The Executive Committee met one time in 2000 in its capacity as the Nominating Committee.

    The Audit Committee of the Board of Directors consists of Michael R. Watson (Chairman), Barry B. Bondroff and Jay J.J. Matricciani, each of whom is independent consistent with Nasdaq's independent director and audit committee listing standards. The Audit Committee meets with management and independent accountants to review financial results and the quarterly and annual reports, discuss the financial statements, the auditor's independence and accounting methods, and recommend and review with such accountants and management the internal accounting procedures and controls. The Audit Committee is responsible for recommending to the Board the selection of the independent public accountants and also reviews, considers and makes recommendations regarding proposed related party transactions, if any. The Audit Committee acts under a written charter first adopted by the Board in 2000, a copy of which is attached as Appendix A of this Proxy Statement.

    The Compensation Committee of the Board of Directors consists of Barry B. Bondroff (Chairman), James P. O'Conor, and Hanan Y. Sibel. The Committee reviews and determines salaries and other benefits for executive and senior management of the Company and its subsidiaries, reviews and determines the employees to whom stock options are to be granted and the terms of such grants, and reviews the selection of officers who participate in incentive and other compensation plans and arrangements.

                             DIRECTOR COMPENSATION

    Directors receive fees for their services, and are reimbursed for expenses incurred in connection with their service as directors. Directors received $500 for each Board meeting attended and $200 for attending the meeting of the Bank's Loan Committee. Directors receive no compensation for attending other committee meetings.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, are required to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of any securities of the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of the Company's directors, executive officers and beneficial owners of greater than 10% of the Company's Common Stock made all required filings during the fiscal year ended December 31, 2000, except that year-end reports on Form 5 for Edwin F. Hale, Sr. (covering one option grant), Joseph A. Cicero (covering one option grant), Mark A. Keidel (covering one option grant) and George H. Mantakos (covering one option grant) were filed late; one report on Form 4 for each of Bruce H. Hoffman (covering one transaction), Jay J.J. Matricciani (covering four transactions), and Edith Brown (covering one transaction) and Michael J. Lynch (covering one transaction) were filed late; and one report on Form 3 for Mark A. Keidel was filed late.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by the Company and the Bank for the last three fiscal years to the Chief Executive Officer of the Company and the Bank and to any other executive officer of the Company or the Bank who received compensation in excess of $100,000 during any of the last three fiscal years of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                  ANNUAL COMPENSATION                        COMPENSATION
                                         -------------------------------------   ------------------------------------
                                                                OTHER ANNUAL         SECURITIES          ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR      SALARY     BONUS     COMPENSATION(1)   UNDERLYING OPTIONS   COMPENSATION(2)
---------------------------   --------   --------   --------   ---------------   ------------------   ---------------
Edwin F. Hale, Sr...........    2000     $250,000   $100,000       $12,357              10,000             $2,625
  Chairman of the Board and     1999     $250,000   $100,000       $10,220             130,000             $1,346
  Chief Executive Officer of    1998     $250,000   $300,000       $12,238                   0             $2,500
  the Company and the Bank

Joseph A. Cicero............    2000     $175,000   $      0       $     0               7,500             $2,625
  President of the Company      1999     $175,000   $ 15,000       $     0              60,000             $1,737
  and Chief Operating
    Officer                     1998     $175,000   $ 25,000       $     0                   0             $2,500
  of the Bank

George H. Mantakos..........    2000     $125,000   $ 20,000       $ 7,827               5,000             $2,025
  Executive Vice President
    of                          1999     $125,000   $ 30,000       $ 7,827              40,000             $2,062
  the Company and President     1998     $125,000   $ 45,000       $ 4,139                   0             $2,136
  of the Bank

------------------------

(1) The amount disclosed represents car lease payments made by the Company on behalf of Mr. Hale and Mr. Mantakos, respectively.

(2) The amount disclosed represents matching funds under the Company's 401(k) plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

    Options granted to the executive officers named in the above Summary Compensation Table during 2000 are set forth below:

                                                          INDIVIDUAL GRANTS                     POTENTIAL REALIZED
                                        -----------------------------------------------------    VALUE AT ASSUMED
                                                          PERCENT OF                              ANNUAL RATES OF
                                          NUMBER OF         TOTAL                                      STOCK
                                          SECURITIES     OPTION/SARS    EXERCISE                PRICE APPRECIATION
                                          UNDERLYING      GRANTED TO    OR BASE                   FOR OPTION TERM
                                         OPTIONS/SARS    EMPLOYEES IN    PRICE     EXPIRATION   -------------------
NAME                                    GRANTED (#)(1)   FISCAL YEAR     ($/S)        DATE       5% ($)    10% ($)
----                                    --------------   ------------   --------   ----------   --------   --------
Edwin F. Hale, Sr.....................     10,000(2)        18.60%       $5.625     03/09/10    $28,125    $56,250

Joseph A. Cicero......................      7,500(2)        13.95%       $5.625     03/09/10    $21,094    $42,188

George H. Mantakos....................      5,000(2)         9.30%       $5.625     03/09/10    $14,063    $28,125

------------------------

(1) Options granted in the year ended December 31, 2000 were issued under the 1998 Stock Option Plan.

(2) These options were granted on March 9, 2000. One-third of the options are exercisable on the date of the grant, one-third are exercisable on the first anniversary of the date of the grant, and one-third are exercisable on the second anniversary of the date of the grant.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

    No stock options were exercised by the executive officers named in the Summary Compensation Table during 2000. The following table sets forth certain information regarding unexercised options held by the named executive officers as of December 31, 2000.

                                                          AGGREGATE FISCAL YEAR-END OPTION VALUES
                                                 ---------------------------------------------------------
                                                          NUMBER OF
                                                    SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                     FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Edwin F. Hale, Sr..............................    145,334(2)       6,666(5)        $0             $0

Joseph A. Cicero...............................     21,500(3)       2,500(6)        $0             $0

George H. Mantakos.............................     25,883(4)       1,667(7)        $0             $0

------------------------

(1) Represents the total gain which would be realized if all in-the-money options held at December 31, 2000 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the fair market value of the shares at December 31, 2000 of $4.00.

(2) The exercise price of these options is $9.09 per share with respect to 132,000 of these options, $8.6875 per share with respect to 6,667 of these options and $5.625 per share with respect to 6,667 of these options.

(3) The exercise price of these options is $9.09 per share with respect to 16,500 of these options and $5.625 per share with respect to 5,000 of these options.

(4) The exercise price of these options is $9.09 per share with respect to 22,500 of these options and $5.625 per share with respect to 3,333 of these options.

(5) The exercise price of these options is $8.6875 per share with respect to 3,333 options and $5.625 per share with respect to 3,333 options. In 2000, Mr. Hale voluntarily surrendered and the Company cancelled 120,000 options at an exercise price of $11.75 per share.

(6) The exercise price of these options is $5.625 per share. In 2000, Mr. Cicera voluntarily surrendered and the Company cancelled 60,000 options of an exercise price of $11.75 per share.

(7) The exercise price of these options is $5.625 per share. In 2000, Mr. Mantakos voluntarily surrendered and the Company cancelled 40,000 options of an exercise price of $11.75 per share.

EMPLOYMENT ARRANGEMENTS AND AGREEMENTS

    The Bank has a key man life insurance policy on Mr. Hale in the amount of $10,000,000.

    The Company and the Bank are parties to an Employment Agreement with George
H. Mantakos dated May 1, 1995, pursuant to which Mr. Mantakos is employed as the President of the Bank. The agreement provides for an annual salary of $125,000 which may be adjusted on the anniversary date of the agreement to an amount to be approved by the Board of Directors. Mr. Mantakos is entitled to participate in any management bonus plans established by the Bank and to receive all benefits offered to employees. Mr. Mantakos will, at the discretion of the Chairman, have the opportunity to receive a bonus in a maximum amount of $20,000 per year. The Compensation Committee is empowered to grant a larger bonus to Mr. Mantakos. Mr. Mantakos receives the use of an automobile provided by the Bank. The term of the Employment Agreement is one year, expiring May 1, 2001 and, if not terminated within 90 days of its termination date, is automatically renewed for one additional year, provided, however, that the Board of Directors of the Bank may terminate the agreement at any time. In the event of involuntary termination for reasons other than gross negligence, fraud or dishonesty (or in the event of the material diminution of or interference with Mr. Mantakos' duties, or a change of control of the Bank), the Bank is obligated to pay Mr. Mantakos his salary through the remaining term plus additional severance equal to the then current annual salary, but not less than $110,000. In such event, Mr. Mantakos is permitted to exercise all options, and warrants held by him, and the Company is obligated to purchase all of the Common Stock owned by Mr. Mantakos at the time of the involuntary termination and all of the Common Stock owned by him after he exercises all of his options and warrants.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board consists of Messrs. Bondroff, O'Conor and Sibel, who are non-employee directors and have no interlocking relationship or insider participation as defined by the Securities and Exchange Commission.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The objectives of the Company's management compensation policy are to attract and retain the best available executive officers; to motivate them to achieve the goals set forth in the Company's business plan; to link executive and stockholder interest through equity-based compensation; and to provide a compensation package that recognizes the executive's contribution, as well as the Company's performance, measured by both short-term and long-term achievements.

    The management compensation policy and the general compensation policies of the Company are established by the Compensation Committee of the Board (The "Compensation Committee"). The Compensation Committee formulates the compensation policy and specific compensation levels for executive officers and administers the Company's stock option plans.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Compensation Committee believes that the compensation of the Chief Executive Officer, Edwin F. Hale, Sr., should be based largely upon corporate performance relative to the Company's business plan. In setting Mr. Hale's salary and bonus, the Compensation Committee considered the key role Mr. Hale plays in the development and expansion of the Company, its substantial growth, the increase in public awareness of the Company and the development of commercial and consumer business of the Bank.

    In 1995, Mr. Hale acquired a significant financial position in the Company's predecessor and changed the name to First Mariner Bancorp. He developed a business plan which emphasized rapid growth, branch expansion, market awareness, a strong capital base and the generation of profits within a short time frame.

    Largely through Mr. Hale's efforts, personal contacts and his own financial resources, the Company generated capital in 1995 and 1996 through private placements. The Company then undertook an initial public offering in December, 1996 to generate significant additional capital and to offer stock in the public market. This public offering was very successful largely due to the efforts of Mr. Hale and his image and reputation in the market and community.

    After the success of the capital generation program, the Company, with Mr. Hale's leadership, implemented its business plan of expansion of branch locations and growth in loans and deposits. During the period mid-1995 to the end of 2000, the Company increased its branch locations to twenty-six from two while assets grew twenty seven times to $667 million at year end 2000. Public awareness of the Company and the Bank's customer base have also increased substantially over this period. The Company recorded its first profitable quarter in early 1997 and has remained profitable each quarter thereafter.

    In establishing Mr. Hale's total compensation for 2000, including base salary and bonus, the Compensation Committee reviewed his performance for the prior year, including the extraordinary growth by the Bank, and the enhanced awareness and reputation of the Company in the Greater Baltimore area. The Compensation Committee set Mr. Hale's base salary for fiscal year 2000 at $250,000 which reflected no increase over the prior year and a bonus of $100,000.

    Mr. Hale also received stock options in 2000. To link more strongly the Company's interest with that of its stockholders, Mr. Hale was granted an option to purchase 10,000 shares of Common Stock representing 18.6% of the options granted to all participating officers and employees of the Bank.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

    Recommendations regarding the base salary of the Executive Officers, other than the Chief Executive Officer, are made to the Compensation Committee by the Chief Executive Officer and either approved or modified by the Compensation Committee. The recommendation as to the bonus paid to each Executive Officer is based upon a review of the performance of these officers during the prior year by the Chief Executive Officer and includes the factors described in the preceeding section on compensation of the Chief Executive Officer. The Compensation Committee concurred with the recommendations made by the Chief Executive Officer.

    Mr. Cicero and Mr. Mantakos were granted options to purchase 7,500 shares and 5,000 shares respectively in year 2000.

SUBMITTED BY THE COMPENSATION COMMITTEE OF FIRST MARINER
BANCORP BOARD OF DIRECTORS

Barry B. Bondroff, Chair
James P. O'Conor
Hanan Y. Sibel

                             AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors of the Company is comprised of three independent directors (as independence is defined in the National Association of Securities Dealers' listing standards). The Audit Committee is responsible for overseeing Bancorp's accounting functions and controls, as well as recommending to the Board of Directors an accounting firm to audit Bancorp's financial statements. The Board of Directors has adopted a charter for the Audit Committee (the "Charter") to set forth its responsibilities, which is attached to this Proxy Statement as Appendix A.

    As required by the Charter, the Audit Committee received and reviewed the report of Stegman & Company regarding the results of their audit, as well as the written disclosures and the letter from Stegman & Company required by Independence Standards Board Standard No. 1. The Audit Committee reviewed and discussed the audited financial statements with the management of the Company. A representative of Stegman & Company also discussed with the Audit Committee the independence of Stegman & Company, as well as the matters required to be discussed by Statement of Auditing Standards 61. Discussions between the Audit Committee and the representative of Stegman & Company included the following:

    - Stegman & Company's responsibilities in accordance with generally accepted auditing standards;

    - The initial selection of, and whether there were any changes in, significant accounting policies or their application;

    - Management's judgments and accounting estimates;

    - Whether there were any significant audit adjustments;

    - Whether there were any disagreements with management;

    - Whether there was any consultation with other accountants;

    - Whether there were any major issues discussed with management prior to Stegman & Company's selection;

    - Whether Stegman & Company encountered any difficulties in performing the audit;

    - Stegman & Company's judgments about the quality of the Company's accounting principles;

    - Stegman & Company's responsibilities for information prepared by management that is included in documents containing audited financial statements.

    Based on its review of the financial statements and its discussions with management and the representative of Stegman & Company, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF FIRST MARINER
BANCORP BOARD OF DIRECTORS

Michael R. Watson, Chair
Barry B. Bondroff
Jay J.J. Matricciani

                               PERFORMANCE GRAPH

    The following graph compares the performance of the Company's Common Stock, since its 1996 initial public offering, with the performance of a broad market index and a nationally-recognized industry standard assuming in each case both an initial $100 investment and reinvestment of dividends. The Company has selected the Nasdaq Market Index as the relevant broad market index because prices for the Company's Common Stock are quoted on Nasdaq National Market. Additionally, the Company has selected the Middle Atlantic Bank Index as the relevant industry standard because such index consists of financial institutions which are headquartered in the Mid-Atlantic region and the Company believes that such institutions generally possess assets, liabilities and operations more similar to the Company than other publicly-available indices. However, given the short history of the Company's operations and its rapid growth, the Company believes no truly appropriate comparative index exists.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                     1996   1997    1998    1999    2000
First Mariner Bank    100  123.08  110.53   69.81   33.85
Middle Atlantic
Bank                  100   153.9  145.02  121.35  127.77
NASDAQ Market Index   100  122.47  172.72  320.97  193.12

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company has had in the past, and expects to have in the future, banking transactions in the ordinary course of business with directors and executive officers on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other unaffiliated persons and, in the opinion of management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features.

    In November 1997 the Company entered into a lease with Hale Properties, L.L.C., a limited liability company wholly owned by Edwin F. Hale, Sr., CEO of the Company, for premises in Baltimore City, Maryland on which are located the headquarters and executive offices of the Company and the Bank and a full service branch bank. The Company pays annual rent of $554,000 of which $519,000 is allocated for 38,830 square feet of office and $35,000 is allocated for 1,170 square feet of Bank branch space and drive-up banking and customer parking facilities.

    The Company maintains an operations facility at 1516 Baylis Street, Baltimore, Maryland. The Bank occupies approximately 23,000 square feet of office space and 6,000 square feet of storage space at this location which is leased from Edwin F. Hale, Sr. Annual rent is approximately $231,000 for the office space and $32,000 for the storage space.

    The Company sponsors the activities of the Baltimore Blast, a professional soccer team owned by Edwin F. Hale, Sr. The Company pays approximately $135,000 for among other things a sponsorship package which includes printed material, radio and television advertisement and Company banners displayed at Baltimore Blast games.

                                 PROPOSAL TWO:
               STOCKHOLDER PROPOSAL RELATING TO DECLASSIFICATION
                           OF THE BOARD OF DIRECTORS

    Mr. John F. Maas, 32 Over Ridge Court Apt. 2032, Baltimore, Maryland 21210, the owner of 3,725 shares of common stock, has advised the Company that he plans to introduce the following resolution at the Annual Meeting:

    RESOLVED: That the stockholders of First Mariner Bancorp request that the Board of Directors take the steps necessary to declassify the elections of Directors by providing that at future Board elections, new directors be elected annually and not by classes as now provided. The declassification shall be phased in a manner that does not affect the unexpired terms of Directors previously elected.

    SUPPORTING STATEMENT

    This resolution requests that the Board ends the staggered board system in place at First Mariner Bancorp and instead have all our Directors elected annually. Presently, the Board of Directors of First Mariner Bancorp is divided into three classes serving staggered three-year terms. It is my belief that the classification of the Board is not in the best interests of First Mariner and its stockholders. The elimination of the staggered board would require each director to stand for election annually. This procedure would allow stockholders an opportunity to annually register their views on the board of directors collectively and each director individually.

    I believe that the ability to elect directors is the single most important use of the stockholder franchise. Accordingly, directors should be accountable to stockholders on an annual basis. Accountability should start with directors showing up for the annual meeting of stockholders. Last year, not all directors were present at the annual meeting.

    In addition, since only one-third of the Board of Directors is elected annually, I believe that the classified board could frustrate, to the detriment of long-term stockholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

    I believe that a staggered board can help insulate directors and senior executives from the consequences of poor financial performance by denying stockholders the opportunity to replace an entire Board that is pursuing failed policies.

    In addition, I believe Stockholders need the right to vote annually on specific conflicts of interest.

    To hold the Board more fully accountable on financial performance, I believe the staggered board system should be ended at First Mariner Bancorp.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

    The Board believes that this proposal is not in the best interests of the Company or our stockholders. In 1996, the stockholders of the Company decided, by a vote at the Annual Meeting, to amend and restate the Company's Articles of Incorporation to divide the Board into three classes, with approximately one-third of the directors elected each year for a three-year term. The Company is confident that the staggered system for electing directors provides the following important benefits to the Company and its stockholders:

    - It affords continuity and stability in the business and affairs of a company by ensuring that a sudden and disruptive change in the composition of its board of directors will not occur, with the potential sudden changes in strategy, policies, and business relations that might accompany such a change. At any given time, a majority of the directors will have prior experience as directors of the Company and will be familiar with the Company's business strategies and operations.

    - It allows the Company to better implement long-term strategies and focus on long term performance;

    - It promotes a more orderly process for directors to consider any and all alternatives to maximize Company performance and stockholder value in exercise of their fiduciary duties;

    - The classified board is a widely used safeguard to protect against unsolicited attempts to gain control of a company using coercive or unfair takeover tactics without adequate consideration being paid to stockholders. It maximizes stockholder value by encouraging a person seeking to obtain control of a company to negotiate with the Board. Because at least two annual meetings will generally be required to effect a change in control of the Board, the classified Board gives the incumbent directors the time and leverage necessary to review any takeover proposal, negotiate more favorable terms for stockholders, and consider alternate proposals and strategies.

    The Board remains committed to corporate accountability and does not accept the proposition that a classified board somehow insulates directors from responsibility. All directors are required to uphold their fiduciary duties to the Company and its stockholders regardless of the length of their term of office. A classified board still permits stockholders to annually change up to one-third of the Company's directors, and strikes the right balance between the ability of stockholders to evaluate the Board's performance and the need for continuity, stability and long-term strategic business considerations. Corporate accountability depends on the selection of responsible and experienced individuals, not on whether they are elected for terms of one year or three. Moreover, the Board believes that a director's performance and contribution is more appropriately measured over a longer period of time such as three years, rather than the short-term focus implicit in annual elections.

    In addition, the Board has instituted a number of measures that assure the accountability and independence of its members. The Board consists almost exclusively of non-employee directors (3 of 15 directors are employees), so that the Board has a high degree of independence from management. The Board's Compensation Committee and Audit Committee are also comprised solely of independent directors.

    The Board believes the record amply demonstrates its independence, and that eliminating the classified Board would have no effect on that independence.

    Eliminating the classified Board would require an amendment to the Company's Articles of Incorporation. Approval of this proposal would not automatically eliminate the classified Board, but would be a recommendation to the Board that it propose to stockholders an amendment to Company's Articles of Incorporation to eliminate the classified board. Under the Company's Articles of Incorporation, an elimination of the classified Board would require the approval of at least 80% of the outstanding shares of Common Stock.

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the Meeting and entitled to vote is necessary for approval of the stockholder proposal.

    The Board believes that this proposal is not in the best interest of the Company or its stockholders and unanimously recommends a vote AGAINST approval of the proposal to repeal the classified Board.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    Stegman & Company performed the audit of the Company's financial statements for the year ended December 31, 2000. A representative of Stegman & Company will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire, and will answer appropriate questions directed to them relating to their audit of the Company's consolidated financial statements.

AUDIT FEES

    Stegman & Company billed the Company an aggregate of $56,000 for the audit of the Company's annual financial statements, review of the Annual Report on Form 10-K for the fiscal year December 31, 2000, and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the second and third quarter of 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    For the year ended December 31, 2000, Stegman & Company did not bill the Company for assistance in the operation and supervision of the Company's information system, managing the local network and the implementation and design of hardware and software that aggregates data or generates information that is significant to the Company's financial statements.

ALL OTHER FEES

    Stegman & Company did not bill the Company for any other services in fiscal year ended December 31, 2000. The Company has engaged Stegman & Company to prepare corporate tax returns and other related matters for the year ended December 31, 2000 for a fee of $16,000.

AUDIT COMMITTEE CONSIDERATION

    After due consideration, the Audit Committee has concluded that the provision by Stegman & Company of the services described above, other than the Audit Fees, is not incompatible with the maintenance by Stegman & Company of its independence.

                             STOCKHOLDER PROPOSALS

    Any stockholder desiring to present a proposal pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended to be included in the proxy statement and voted on by the stockholders at the Annual Meeting of Stockholders to be held in May 2002 must submit in writing proposals, including all supporting materials, to the Company at its principal executive offices no later than December 7, 2001 (120 days before the date of mailing based on this year's proxy statement date) and meet all other requirements for inclusion in the proxy statement. Additionally, the Company will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not disclosed in the Company's 2002 proxy statement if the Company has not received written notice of such proposal by February 20, 2002 (45 days before the date of mailing based on this year's proxy statement date).

                                 ANNUAL REPORT

    THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2000 IS ENCLOSED HEREWITH. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON A WRITTEN REQUEST DIRECTED TO EUGENE A. FRIEDMAN, SECRETARY, FIRST MARINER BANCORP, 1801 SOUTH CLINTON STREET, BALTIMORE, MARYLAND 21224.

                                 OTHER MATTERS

    The Board of Directors knows of no other business to be presented for action at the Meeting, but if any other business should properly come before the Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the persons acting thereunder in their discretion.

                                          By Order of the Board of Directors,

                                          Eugene A. Friedman
                                          SECRETARY

                                                                        APPENDIX

               CHARTER--AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                             FIRST MARINER BANCORP

I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

    - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

    - Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

    - Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

    - Act as representatives of shareholders, and as these shareholder representatives, assume the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent accountants.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II. COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. Members of the Audit Committee shall be considered independent if they have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. Examples of such relationships include:

    - a director who is employed by the Corporation or any of its affiliates for the current year or any of the past three years.

    - a director who accepts any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service or benefits under a tax-qualified retirement plan, or non-discretionary plan.

    - a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home.

    - a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the Corporation's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

    - a director who is employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

    All members of the Audit Committee shall be "financially literate", or become financially literate within a reasonable period of time. "Financially literate" is defined as "the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement". One member of the Audit Committee should have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

    The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III. MEETINGS

    The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV. 4. below.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENT/REPORT REVIEW

     1. Review and update this Charter periodically, at least annually, as conditions dictate.

     2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

     3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

     4. Review with financial management and the independent accountants the quarterly call reports and quarterly 10Q filings prior to their filing, or prior to the release of earnings. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review. It will be required that the independent accountant conduct a SAS 71 Interim Financial Review prior to the company's filing of its Form 10-Q.

INDEPENDENT ACCOUNTANTS

     5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

     6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

     7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

     8. Ensuring receipt from the independent accountants of a formal written statement delineating all relationships between the auditor and the Corporation, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

FINANCIAL REPORTING PROCESSES

     9. In consultation with the independent accountants, management, and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

    10. Discuss with the independent accountants the accountant's judgments about the quality, not just the acceptability, of the Corporation's accounting principles as applied in its financial reporting to include such matters as the consistency of application of the entity's accounting policies and the clarity, consistency, and the completeness of the entity's accounting information contained in the financial statements and related disclosures. The discussion should also include items that have a significant impact on the representational faithfulness, verifiability, neutrality, and consistency of the account information included in the financial statements. Examples include: selection of new or changes to accounting policies; estimates, judgments, and uncertainties; unusual transactions; and accounting policies relation to significant financial statement items, including the timing of transactions and the period in which they are recorded.

    11. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

    12. Receive a report from the independent auditors regarding the matters required to be discussed by SAS 61, including the auditor's judgments about the quality, not just the acceptability, of the entity's accounting principles.

    13. Prepare a report to be included in the Annual Report on Form 10-K that discusses the performance of the steps included in this section, including an indication of whether, based on its discussions with management and the auditors, the Audit Committee members became aware of material misstatements or omissions in the financial statements, and further, that the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K.

PROCESS IMPROVEMENT

    14. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

    15. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

    16. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

    17. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

ETHICAL AND LEGAL COMPLIANCE

    18. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

    19. Review management's monitoring of the Corporation's compliance with the Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public, satisfy legal requirements.

    20. Review activities, organizational structure, and qualifications of the internal audit department.

    21. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

    22. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

    23. Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigations.

    24. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

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